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                                                                EXHIBIT (d)(10)

                                  SCHEDULE A

LifePath Master Portfolios:

 (all percentages are expressed as a percentage of average daily net assets):


                                     Contractual
Master Portfolio                     Advisory Fee     Advisory Fee Waiver
----------------                     ------------ ----------------------------
LifePath Retirement Master Portfolio     0.35%    With respect to each such
                                                  Master Portfolio, an amount
LifePath 2010 Master Portfolio           0.35%    equal to the aggregate
                                                  investment advisory fees and
LifePath 2020 Master Portfolio           0.35%    administration fees, if any,
                                                  received by the Adviser or
LifePath 2030 Master Portfolio           0.35%    Barclays Global Investors,
                                                  N.A. from each investment
LifePath 2040 Master Portfolio           0.35%    company in which such Master
                                                  Portfolio invests that is
                                                  part of the same "group of
                                                  investment companies" (as
                                                  defined in Section
                                                  12(d)(1)(G)(ii) of the 1940
                                                  Act) as such Master
                                                  Portfolio.

Money Market Master Portfolios:

  (all percentages are expressed as a percentage of average daily net assets)

                                                     Net       Term (pursuant
                            Contractual Advisory Advisory Fee to Section 3.1 of
                             Advisory     Fee       After      the Fee Waiver
 Master Portfolio               Fee      Waiver     Waiver       Agreement)
 ----------------           ----------- -------- ------------ -----------------
 Money Market Master
   Portfolio                   0.10%      0.03%      0.07%     April 30, 2009
 Prime Money Market Master
   Portfolio                   0.10%      0.03%      0.07%     April 30, 2009
 Government Money Market
   Master Portfolio            0.10%      0.03%      0.07%     April 30, 2009
 Treasury Money Market
   Master Portfolio            0.10%      0.03%      0.07%     April 30, 2009

                                           MASTER INVESTMENT PORTFOLIO on behalf
                                           of each MASTER PORTFOLIO

                                           By:    /s/ Michael Latham
                                                  -----------------------------
                                                  Michael A. Latham
                                           Title: Principal Financial Officer,
                                                  Secretary and Treasurer

                                           BARCLAYS GLOBAL FUND ADVISORS

                                           By:    /s/ Lee Kranefuss
                                                  -----------------------------
                                                  Lee T. Kranefuss
                                           Title: Managing Director

                                           By:    /s/ Michael Latham
                                                  -----------------------------
                                                  Michael A. Latham
                                           Title: Managing Director

Amended and Approved by the Board of Trustees of Master Investment Portfolio on March 15, 2007.